Exhibit 10.26
FORM OF
SUBORDINATION AND INTERCREDITOR AGREEMENT
     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of                     , 200_, by and among                     , a Delaware corporation, as collateral agent for itself and the lenders under the Junior Loan Agreement defined below (the “Junior Agent”), and                     , a New York banking corporation, as collateral agent for itself and the lenders under the Senior Loan Agreement defined below, and as administrative agent under the Senior Loan Agreement (the “Senior Agent”).
     Pursuant to a certain Fourth Amended and Restated Loan Agreement dated as of July 11, 2006, as amended (as the same may from time to time be amended, restated, supplemented, modified, substituted, replaced, renewed or refinanced, the “IDB Loan Agreement”), among Israel Discount Bank of New York, a New York banking corporation, as collateral agent for itself and the lenders signatory hereto from time to time, as administrative agent (the “Senior Agent”), and as co-lead arranger, Middle Market Finance, a division of Merrill Lynch Business Financial Services Inc., as co-lead arranger and as co-administrative agent, and the lenders signatory thereto from time to time (the “Senior Lenders”), Asta Funding Acquisition I, LLC, a Delaware limited liability company, Asta Funding Acquisition II, LLC, a Delaware limited liability company, Palisades Collection L.L.C., a Delaware limited liability company, Palisades Acquisition I, LLC, a Delaware limited liability company, Palisades Acquisition II, LLC, a Delaware limited liability company, Palisades Acquisition IV, LLC, a Delaware limited liability company, Palisades Acquisition V, LLC, a Delaware limited liability company, Palisades Acquisition VI, LLC, a Delaware limited liability company, Palisades Acquisition VII, LLC, a Delaware limited liability company, Palisades Acquisition VIII, LLC, a Delaware limited liability company, Palisades Acquisition IX, LLC, a Delaware limited liability company, Palisades Acquisition X, LLC, a Delaware limited liability company, Cliffs Portfolio Acquisition I, LLC, a Delaware limited liability company, Sylvan Acquisition I, LLC, a Delaware limited liability company, and Option Card, LLC, a Colorado limited liability company (collectively and individually, “Borrowers”); Asta Funding, Inc., a Delaware corporation, Computer Finance, LLC, a Delaware limited liability company, AstaFunding.com, LLC, a Delaware limited liability company, Asta Commercial, LLC, a Delaware limited liability company, Vativ Recovery Solutions, LLC, a Texas limited liability company, Asta Funding Acquisition IV, LLC, a Delaware limited liability company, Palisades Acquisition XI, LLC, a Delaware limited liability company, Palisades Acquisition XII, LLC, a Delaware limited liability company, Palisades Acquisition XIII, LLC, a Delaware limited liability company, Palisades Acquisition XIV, LLC, a Delaware limited liability company, Palisades Acquisition XV, LLC, a Delaware limited liability company, Palisades Acquisition XVII, LLC, a Delaware limited liability company, Palisades Acquisition XVIII, LLC, a Delaware limited liability company, Citizens Lending Group LLC, a Delaware limited liability company and Ventura Services, LLC, a Delaware limited liability company (collectively and individually, “Guarantors”) (the Borrowers and the Guarantors are, together with any future borrowers or guarantors, collectively and individually referred to as the “IDB Credit Parties” and are sometimes individually referred to as a “IDB Credit Party”), the Senior Lenders have agreed to make loans and otherwise extend credit to or for the benefit of the Credit Parties.

     The obligations of the Credit Parties under the Senior Loan Agreement and the other Senior Loan Documents (as such term is defined below) are secured on a first-priority basis by security interests and liens on substantially all of its current and future acquired assets and properties of any Credit Parties (the “IDB Collateral”), including, without limitation, all “Collateral” as defined in the IDB Loan Agreement.
     Pursuant to a certain                      Agreement                     .
     The Junior Creditors have requested that the Credit Parties guarantee,                                          of the obligations of                                     pursuant to the Junior Guaranty Agreement.
     To secure that                                          indebtedness, the Junior Creditors have requested that the Credit Parties grant junior security interests in and junior liens upon certain Collateral, pursuant to the Junior Security Agreement.
     It is a condition precedent to the Senior Lenders’ agreement to permit the Credit Parties to grant the Junior Liens that the Credit Parties and the Junior Creditors enter into this Agreement to confirm their agreement, among other things, that the Junior Indebtedness shall, at all times, be subordinated to the Senior Indebtedness and that the Senior Liens (as such term is defined below) shall at all times be senior to the Junior Liens (as such term is defined below).
     To induce the Senior Lenders to permit the Credit Parties to grant the Junior Liens, the Junior Creditors and the Credit Parties have agreed to enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions. The following terms as used in this Agreement shall have the meanings hereinafter provided:
     “Agreement” means this Subordination and Intercreditor Agreement, as the same may be modified, amended, supplemented or restated from time to time.
     “Collateral” means any existing and future assets of any Credit Parties including, without limitation, the IDB Collateral.
     “Credit Parties” means, collectively and individually, any borrower, guarantor, credit party or other obligor under any existing or future Senior Indebtedness, including, without limitation, any IDB Credit Parties. It is agreed and understood that Palisades Acquisition XVI is not a Credit Party.
     “Enforcement Action” means,                                         .
     “Junior Agent” means                                                             .
     “Junior Creditors” means                                                                                  .
     “Junior Guaranty Agreement”: means that certain Subordinated Limited Recourse Guaranty Agreement of even date herewith by and among the Credit Parties in favor of the

Junior Agent on behalf of the Junior Creditors, in each case as the same may from time to time be amended, restated, supplemented, modified, substituted, replaced, renewed or refinanced to the extent expressly permitted herein.
     “Junior Indebtedness”: means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Junior Creditors, and any lender under the Junior Loan Documents, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under the Junior Loan Documents or otherwise. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under any of the Junior Loan Documents.
     “Junior Liens”: means any and all security interests, liens, claims, rights and/or interests of the Junior Creditors in or on any or all of the property or assets of the Credit Parties (including, without limitation, the Collateral), including, without limitation, the liens and security interests on the Collateral created under the Junior Loan Documents, whether now or hereafter arising and howsoever existing, and all replacements, renewals and other modifications of such security interests, liens, claims and/or rights.
     “Junior Loan Documents”: means any and all documents, instruments, writings or agreements by and among the Junior Creditors and the Credit Parties, including, without limitation, the Junior Guaranty Agreement and the Junior Security Agreement (but excluding the Securitization Documents), in each case as the same may from time to time be amended, restated, supplemented, modified, substituted, replaced, renewed or refinanced to the extent expressly permitted herein.
     “Junior Security Agreement”: means that certain Subordinated Guarantor Security Agreement of even date herewith by and among the Credit Parties and the Junior Creditors, in each case as the same may from time to time be amended, restated, supplemented, modified, substituted, replaced, renewed or refinanced to the extent expressly permitted herein.
     “Paid in Full” or “Payment in Full”: means with respect to any Senior Indebtedness, that (a) such Senior Indebtedness has been paid in full in cash and (b) any commitment or agreement of the Senior Lenders to extend any financial accommodations to or for the benefit of any Credit Party has been terminated.
     “Securitization Documents”: means the “                                         .
     “Senior Agent” means any administrative agent with respect to any Senior Indebtedness.
     “Senior Creditors”: means collectively and individually, the Senior Agent, the other agents under the Senior Loan Documents, and the Senior Lenders, together with any and all agents and/or lenders as successors, assigns, transferees, replacements, or substitutions of, or in addition to, the foregoing (including one or more other lenders and one or more agents or similar contractual representatives for one or more lenders that at any time succeeds to or refinances, replaces or substitutes for any or all of the Senior Indebtedness at any time and from time to time).
     “Senior Indebtedness”: means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Senior Creditors, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under the Senior Loan Agreement or any of the other Senior Loan Documents or otherwise (including without limitation, under all interest rate caps, swaps or collar agreements, or similar agreements or arrangements to provide protection against fluctuations in interest rates). This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Senior Loan Agreement or any of the other Senior Loan Documents, and all replacements, renewals, substitutions, refinancing and other modifications of the foregoing. Without limiting the foregoing, Senior Indebtedness shall include any loans, advances, debts, liabilities and obligations of any kind in connection with any refinancing, replacement financing, successor financing or substitute financing involving any Credit Parties, whether or not provided by any of the current Senior Creditors or the amounts, conditions, collateral or other terms of such financing are comparable to those set forth in the IDB Loan Agreement.
     “Senior Liens”: means any and all security interests, liens, claims, rights and/or interests of the Senior Creditors in or on any or all of the property or assets of the Credit Parties (including, without limitation, the Collateral), including, without limitation, the liens and security interests on the Collateral created under the Senior Loan Documents, whether now or hereafter arising and howsoever existing, and all replacements, renewals and other modifications of such security interests, liens, claims and/or rights.
     “Senior Lenders” means any lenders with respect to any Senior Indebtedness.
     “Senior Loan Agreement” means the IDB Loan Agreement and any other loan or credit agreement reflecting the terms of existing or future Senior Indebtedness (as the same may from time to time be amended, restated, supplemented, modified, substituted, replaced, renewed or refinanced.
     “Senior Loan Documents”: means any and all documents, instruments, writings and agreements by and among any of the Senior Agent, the Senior Creditors and any Credit Parties, including, without limitation, the Senior Loan Agreement, in each case as the same may from time to time be amended, restated, supplemented, modified, substituted, replaced, renewed or refinanced.
     2. No Third Party Beneficiaries. All undertakings, agreements, representations and warranties contained herein are solely for the benefit of the Junior Creditors, the Senior Creditors, and any agents and/or lenders as successors or assigns of, or substitutions or replacements for, any one or more of the Junior Creditors and the Senior Creditors, and the Credit Parties (to the extent set forth in Section 5 hereof) and there are no other parties who are intended to be benefited in any way by this Agreement.

     3. Reservation of Security Interests as Against Third Parties. Nothing contained herein is intended to affect or limit in any way the Senior Liens or the Junior Liens insofar as the Credit Parties and third parties are concerned. The parties hereto specifically reserve the Senior Liens and the Junior Liens, as applicable, and rights to assert the same as against the Credit Parties and third parties.
     4. Junior Creditors’ Subordination. The Junior Creditors covenant and agree with the Senior Agent and the Senior Lenders that:
     No payments due or to become due on the Junior Indebtedness shall be paid, and no payment on account thereof shall be received, accepted or retained unless and until the Senior Indebtedness has been Paid in Full; provided, however, Junior Creditor may accept payments under the Junior Guaranty Agreement (but not realized from any Collateral) so long as no Event of Default has occurred and is continuing or would result from any such payments under the Senior Loan Agreement.
     5. Consent to Junior Guaranty Agreement and Junior Liens. Senior Creditors hereby consent to the Junior Indebtedness and Junior Liens, provided, however, that the aggregate principal amount of the Junior Indebtedness secured by the Junior Liens on the Collateral shall not exceed an aggregate amount of $                                          and the Junior Liens shall secure no indebtedness other than the Junior Indebtedness.
     6. Priority of Security Interests. Irrespective of:
          (a) the time, order, manner or method of creation, attachment or perfection of Senior Liens or the Junior Liens;
          (b) the time or manner of the filing of their respective financing statements;
          (c) whether the Junior Creditors or the Senior Creditors or any bailee or agent thereof holds possession of any or all of the property or assets of the Credit Parties, including, without limitation, the Collateral;
          (d) the dating, execution or delivery of any document, instrument, writing or agreement granting the Senior Liens or the Junior Liens;
          (e) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests; and
          (f) any provision of the Uniform Commercial Code of the applicable state(s) or any law to the contrary;
the Junior Liens shall be and hereby are subordinated to the Senior Liens on the terms hereinafter set forth. The subordination hereunder applies regardless of the legality, validity or enforceability of the Senior Indebtedness or the Senior Loan Documents, or the legality, validity, enforceability or perfection of the Senior Liens.
     7. No Action. (a) The Junior Creditors will not assert a claim or make a demand against any Credit Party with respect to Junior Indebtedness, will not commence any action or proceeding against any Credit Party to recover all or any part of the Junior Indebtedness, will not commence any action or proceeding with respect to the Collateral (whether by judicial or non-judicial foreclosure, notification to any Credit Party’s account debtors, the seeking of the appointment of a receiver for any portion of any Credit Party’s property or assets, including, without limitation, the Collateral, or otherwise), will not (whether directly or indirectly) join with any creditor in bringing, solicit any person to bring, or cause (directly or indirectly) the commencement of, any proceeding against any Credit Party under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, will not take possession of, sell or dispose of, or otherwise deal with, the Collateral, and will not exercise or enforce any other right or remedy which may be available to Junior Creditors against any Credit Party or with respect to the Collateral until the Senior Indebtedness shall have been Paid in Full. Notwithstanding the prior sentence, after February___, 2014 Junior Agent may with at least 180 days written prior notice to the Senior Agent and the IDB Credit Parties (which may be delivered at any time), exercise its rights and remedies under the Junior Loan Documents, provided, however, that neither Junior Agent nor any Junior Creditor may exercise such rights and remedies during an Enforcement Action. For purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein. If the Junior Creditors, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against any Credit Party, then such Credit Party may interpose as a defense or plea the making of this Agreement, and the Senior Creditors may intervene and interpose such defense or plea in its name or in the name of such Credit Party. If the Junior Creditors, in contravention of this Agreement, shall attempt to collect any of the Junior Indebtedness, execute on any Collateral, or enforce any of the Junior Loan Documents or otherwise violate this Agreement, then the Senior Creditors or any Credit Party may, by virtue of this Agreement, restrain the enforcement thereof or such other action and Senior Creditors may seek such restraint in its name or in the name of the Credit Party.
          (b) Notwithstanding clause (a) of this Section 7, the Junior Creditors may:
               (i) take the actions permitted by Section 8(c);
               (ii) file a claim or statement of interest with respect to the Junior Indebtedness; provided that an insolvency proceeding has been commenced by or against any Credit Party;
               (iii) take any action in order to create, perfect or preserve any Lien held by or on behalf of the Junior Creditors on the Collateral;
               (iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Creditors, including any claims secured by the Collateral;
               (v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not prohibited by the terms of this Agreement, with respect to the Junior Indebtedness and the Collateral; and

               (vi) receive any remaining proceeds of Collateral after the Senior Indebtedness has been Paid in Full.
     8. Waiver and Consent; Bankruptcy.
          (a) Except as set forth herein or as required by law, the Senior Creditors shall have no obligation to the Junior Creditors with respect to the Collateral or the Senior Indebtedness. The Senior Creditors may (i) exercise collection rights, (ii) take possession of, sell or dispose of, and otherwise deal with, all or any portion of the Collateral, (iii) in the Senior Creditors’ name, the Junior Creditors’ name or in the Credit Parties’ name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the Senior Indebtedness (including collateral obligations) of any account debtor or other obligor of the Credit Parties, (iv) prosecute, settle and receive proceeds on any insurance claims relating to the Collateral, and (v) exercise and enforce any right or remedy available to Senior Creditors with respect to the Credit Parties and/or the Collateral, whether available before or after the occurrence of any Default or Event of Default under the Senior Loan Documents; all without consent of Junior Creditors and without notice to Junior Creditors except any notice as specifically required by law. To the extent it is legally permitted to do so, Senior Creditors shall apply the proceeds of the Collateral against the Senior Indebtedness in any order of application it deems appropriate, and to the extent there is any excess remaining after such application, then to Junior Creditors for payment of the Junior Indebtedness, or to any other party legally entitled to such proceeds. Junior Creditors hereby waive any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or agreement.
          (b) In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Credit Parties, dissolution, liquidation or any other marshalling of the assets or liabilities of the Credit Parties, Junior Creditors will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Credit Parties in respect of the Junior Indebtedness and will hold in trust for Senior Creditors and promptly pay over to Senior Creditors in the form received (except for the endorsement of Junior Creditors where necessary) for application to the then-existing Senior Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Junior Indebtedness, unless and until the Senior Indebtedness has been Paid in Full. If Junior Creditors shall fail to take any such action, Senior Creditors, as attorney-in-fact for Junior Creditors, may take such action on Junior Creditors’ behalf.
          (c) If any one or more Credit Party or such Credit Party or Credit Parties’ estate become the subject of proceedings under Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended, (the “Bankruptcy Code”), and if Senior Creditors desire to permit the use of cash collateral or to provide post-petition financing to the Credit Parties, Junior Creditors shall not object to the same or assert that its interests are not being adequately protected and agrees that adequate notice of such financing to Junior Creditors shall have been provided if Junior Creditors receive written notice in accordance with the Bankruptcy Code. The Junior Creditors shall not (i) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of any of the Senior Loan Documents or the liens and security interests granted to Senior Agent with respect to the Senior Indebtedness, (B) the rights and duties of Senior Agent established in the Senior Loan Documents, or (C) the validity or enforceability of this Agreement; (ii) seek, or acquiesce in any request, to dismiss any insolvency or other proceeding or to convert an insolvency or other proceeding under Chapter 11 of the Bankruptcy Code to a case under Chapter 7 of the Bankruptcy Code; (iii) seek, or acquiesce in any request for, the appointment of a trustee or examiner with expanded powers for the Credit Parties; (iv) propose, vote in favor of or otherwise approve a plan of reorganization, arrangement or liquidation, or file any motion or pleading in support of any plan of reorganization, arrangement or liquidation in any bankruptcy case where any Credit Party is a debtor, unless it provides that the Senior Indebtedness is Paid in Full or unless Senior Agent has approved of the treatment of its claims with respect to the Senior Indebtedness under such plan; (v) object to the treatment under a plan of reorganization or arrangement of the claims with respect to the Senior Indebtedness; (vi) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any insolvency or other proceeding in respect of any portion of the Collateral, provided, however, that the Junior Creditors shall be permitted to join in any motion or proceeding filed or commenced by the Senior Agent or any Senior Creditor to seek relief from the automatic stay, provided that, notwithstanding the granting of such relief from the stay as to the Junior Creditors, the Junior Creditors shall be bound by all of the provisions of this Agreement and shall be prevented from exercising any rights or remedies with respect to the Collateral, to the extent otherwise provided in this Agreement, until such time as the Senior Indebtedness has been Paid in Full; or (vii) directly or indirectly oppose any relief requested or supported by Senior Agent, including any sale or other disposition of property free and clear of the liens and security interests of Junior Creditors under Section 363(f) of the Bankruptcy Code or any other similar provision of applicable law. Junior Creditors waive any claim they may now or hereafter have arising out of Senior Agent’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or a Lien under Section 364 of the Bankruptcy Code by Credit Parties, as debtor-in-possession; provided that, notwithstanding the foregoing, if in any insolvency proceeding wherein any Credit Party is a debtor, the Senior Creditors (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any use of cash collateral or financing under Section 364 of the Bankruptcy Code, then the Junior Creditors may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Senior Liens on the same basis as the other Liens securing the Junior Liens are so subordinated to the Senior Liens under this Agreement. To the extent that Senior Agent receives payments on or proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Agent. Notwithstanding anything in this Section 8(c) to the contrary, as to any matters not provided for in this Section 8(c) arising in any proceeding instituted under Chapter 11 of the Bankruptcy Code by or against the Credit Parties, the Junior Creditors shall be permitted to vote the portion of their claim that are secured and unsecured.
     9. [Preservation of Bankruptcy Remoteness.
     Notwithstanding anything to the contrary in this Agreement or any other Senior Loan Documents, each of the Senior Agent and each Senior Creditor hereby agrees that it shall not:

          (a) institute or join any Person in instituting against                                         , any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law;
          (b) contest or challenge, or join any other Person in contesting or challenging, the transfers of the assets of                                          to                                           contemplated by the                      Agreement (as defined in the                                          Agreement) or any other documents or instruments related thereto, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution”;
          (c) (i) assert that any Person and                                          should be substantively consolidated or that                                          is not or was not a limited liability company separate and distinct from any Credit Party or any other Person, or (ii) challenge the valuation of any of the assets of                                         ;
          (d) transfer any of its interest in                                          or any interest therein, unless the assignee of such interest shall have agreed in writing to be bound by the terms of this Agreement, to any Person;
          (e) exercise any voting rights under                                          limited liability company agreement;
          (f) attempt to prohibit or restrict any sale or other transfer of the assets of                                          or interfere in any manner with the transactions contemplated under the ___Credit Agreement and the documents related thereto; or
          (g) alter or cause the alteration of the independent director provisions of ___ limited liability company agreement or attempt to remove or replace any serving independent director of                                         .]
     10. Distribution of Collateral and Proceeds Thereof; Release of Collateral.
          (a) Except as permitted under Section 7(a), the Junior Creditors agree that they will not ask for, demand, sue for, take or receive from the Credit Parties or any successor or assign of the Credit Parties, including, without limitation, a receiver, trustee or debtor in possession, whether by setoff or in any other manner, the whole or any part of the Junior Indebtedness from any of the Collateral or any income or proceeds thereof, unless and until all of the Senior Indebtedness has been Paid in Full. The Junior Creditors acknowledge and agree that the terms and provisions of this Agreement do not violate any term or provision of any of the Junior Loan Documents; and to the extent any of the terms or provisions of this Agreement are inconsistent with any of the terms or provisions of the Junior Loan Documents, the provisions of the Junior Loan Documents shall be deemed to have been superseded by this Agreement.
          (b) The Junior Creditors agree that any collection, sale or other disposition of any or all of the Collateral by the Senior Creditors (whether pursuant to the Uniform Commercial Code of the applicable state(s) or otherwise) shall be free and clear of the Junior Liens in such Collateral if the Senior Creditors are releasing all Senior Liens on the applicable Collateral (other than proceeds thereof and after the Senior Indebtedness has been Paid in Full). At the request of the Senior Creditors, the Junior Creditors shall promptly provide the Senior Creditors with any necessary or appropriate releases to permit the collection, sale or other disposition of any or all of the Collateral by the Senior Creditors free and clear of the Junior Liens. In addition, at the request of the Senior Creditors, the Junior Creditors shall promptly release and Senior Creditors are hereby authorized to release or terminate any and all Junior Liens on the applicable Collateral to facilitate the collection, sale or other disposition of such Collateral by the Credit Parties and/or Senior Creditors.
          (c) Until the Senior Indebtedness has been Paid in Full, notwithstanding any provision to the contrary contained in any Junior Loan Documents, only Senior Agent and/or the Senior Creditors shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of any Collateral, whether or not a default has occurred under any Senior Indebtedness or Junior Indebtedness. The Junior Creditors agree that prior to Payment in Full of all Senior Indebtedness, any collection, sale or other disposition of any Collateral by any Credit Party in the ordinary course of its business and if permitted under the Senior Loan Documents or as permitted by the Senior Creditors, shall be free and clear of the Junior Liens in such Collateral (other than proceeds thereof and after the Senior Indebtedness has been Paid in Full) and, notwithstanding any provision of this Agreement to the contrary, any buyer or transferee of any Collateral shall be entitled to rely on this provision. In addition, at the request of the Senior Creditors, if the Senior Creditors are releasing all Senior Liens on the applicable Collateral, the Junior Creditors shall promptly release and Senior Creditors are hereby authorized to release or terminate any and all Junior Liens on the applicable Collateral (other than proceeds thereof and after the Senior Indebtedness has been Paid in Full) to facilitate the collection, sale or other disposition of such Collateral by the Credit Parties and/or Senior Creditors.
     11. Turnover of the Senior Creditors’ Collateral Received by the Junior Creditors. In the event any payment or distribution to the Junior Creditors is made from any of the Collateral, or any proceeds thereof, upon or with respect to any of the Junior Indebtedness prior to Payment in Full of the Senior Indebtedness, the Junior Creditors shall receive and hold same in trust, as trustee, for the benefit of the Senior Creditors and shall forthwith deliver the same to the Senior Creditors in precisely the form received (except for the endorsement or assignment of the Junior Creditors where necessary) for application against the Senior Indebtedness, whether due or not due, until so delivered, the same shall be held in trust by the Junior Creditors as the property of the Senior Creditors.
     12. Representations and Agreements of the Junior Creditors. The Junior Creditors represent and warrant to, and covenant and agree with, the Senior Creditors that:
          (a) as of the date hereof the principal amount of the Junior Indebtedness is limited to                                         , in no event shall the principal amount of the Junior Indebtedness exceed an aggregate amount of                                          and in no event shall the Junior Liens secure any indebtedness or obligations other than the Junior Indebtedness;
          (b) the Junior Creditors will provide the Senior Creditors with written notice of the declaration by the Junior Creditors of any default or event of default under the Junior Loan Documents simultaneously with any such notice to the Credit Parties;
          (c) except as permitted under Section 7(a), if a default or event of default shall occur under or within the meaning of any of the Junior Loan Documents, the Junior Creditors

will not accelerate or demand payment of any of the Junior Indebtedness or exercise any other rights or remedies under any of the Junior Loan Documents (other than sending a notice of default to the Credit Parties);
          (d) the Junior Creditors agree not to oppose, interfere with or otherwise attempt to prevent the Senior Creditors from enforcing the Senior Liens or otherwise realizing upon any of the Collateral;
          (e) the Junior Creditors agree that none of the Junior Loan Documents or any other document, instrument, or agreement evidencing all or any part of the Junior Indebtedness may be amended, restated, supplemented or otherwise modified without the prior written consent of Senior Creditors; and
          (f) the Junior Agent represents and warrants to the Senior Creditors that it is authorized to execute and deliver this Agreement on behalf of the Junior Creditors and to bind the Junior Creditors to the terms of this Agreement.
     13. Insurance Proceeds. In the event of the occurrence of any casualty with respect to any of the Collateral, the Junior Creditors and the Senior Creditors agree that the Senior Creditors shall have the sole and exclusive right to adjust, compromise or settle any such loss with the insurer thereof, and to collect and receive the proceeds from such insurer. Any insurer shall be fully protected if it acts in reliance on the provisions of this Section.
     14. Waiver of Certain Rights. The Junior Creditors hereby waive any and all rights to:
          (a) require the Senior Creditors to marshal any property or assets of the Credit Parties or to resort to any of the property or assets of the Credit Parties in any particular order or manner;
          (b) require the Senior Creditors to enforce any guaranty or any security interest or lien given by any person or entity other than the Credit Parties to secure the payment of any or all of the Senior Indebtedness as a condition precedent or concurrent to taking any action against or with respect to the Collateral;
          (c) commence any proceedings (whether through the filing of an involuntary petition against the Credit Parties or otherwise) under any bankruptcy, insolvency, reorganization, receivership or similar laws for arrangement of debts of the Credit Parties and/or;
          (d) bring any action to contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Indebtedness, any of the Senior Loan Documents or any of the Senior Liens.
     15. Effect of Bankruptcy of Credit Parties. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against any one or more Credit Parties under the United States Bankruptcy Code and shall apply with full force and effect with respect to all of the Collateral acquired by a Credit Party, and to all additional Senior Indebtedness incurred by the Credit Parties, subsequent to the date of said petition.

     16. Assignment of the Junior Indebtedness. The Junior Creditors represent and warrant to the Senior Creditors that they have not previously assigned any interest in any of the Junior Indebtedness, that no other party owns an interest in any of the Junior Indebtedness other than the Junior Creditors (whether as joint holders of the Junior Indebtedness, as participants or otherwise) and that the entire Junior Indebtedness is owed only to the Junior Creditors. The Junior Creditors covenant and agree with the Senior Creditors that the entire Junior Indebtedness shall continue to be owing only to the Junior Creditors, unless such indebtedness is assigned expressly subject to the terms, provisions and conditions of this Agreement, the assignee of such indebtedness agrees in writing to be bound by the terms, provisions and conditions of this Agreement and the Junior Agent shall have delivered such executed assignment and assumption agreements to the Senior Agent.
     17. Term. This Agreement shall remain in full force and effect until all of the Senior Indebtedness has been Paid in Full. This is a continuing agreement of subordination and the Senior Creditors may continue to extend credit or other financial accommodations and loan monies to or for the benefit of the Credit Parties, on the faith hereof, under the Senior Loan Documents or otherwise, without notice to the Junior Creditors.
     18. Amendment of the Senior Indebtedness; Release of the Collateral. The Senior Creditors may at any time and from time to time:
          (a) enter into such agreements with the Credit Parties as the Senior Creditors may deem proper (i) increasing or decreasing the principal amount of, extending time of payment of and/or renewing or otherwise amending or altering the terms (including, without limitation, the interest rates, fees and maturity date) of any or all of the Senior Indebtedness, (ii) amending, modifying or otherwise altering the terms of the Senior Loan Documents, and/or (iii) adding or replacing lenders under the Senior Loan Documents; and
          (b) exchange, sell, release, surrender or otherwise deal with any or all of the Collateral, all without in any way compromising or affecting this Agreement.
     19. Reliance by the Senior Creditors; Waiver of Notices; No Representations by the Senior Creditors; Management of Credit Facilities by the Senior Creditors. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. The Junior Creditors expressly waive all notice of acceptance by the Senior Creditors of the provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement. The Junior Creditors agree that the Senior Creditors have not made any representation or warranty with respect to the due execution, legality, validity, completeness or enforceability of any of the Senior Loan Documents or the collectibility of any of the Senior Indebtedness. The Senior Creditors shall be entitled to manage and supervise their credit facilities with the Credit Parties in accordance with applicable law and their usual business practices, modified from time to time as they deem appropriate under the circumstances, without regard to the existence of any rights that the Junior Creditors may have now or hereafter in or to any of the property or assets of the Credit Parties, and the Senior Creditors shall have no liability to the Junior Creditors for any loss, claim or damage suffered or allegedly suffered by the Junior Creditors in any proceeding by the Senior Creditors to foreclose or otherwise enforce any of the Senior Liens.

     20. Financial Condition of the Credit Parties. The Junior Creditors hereby assume responsibility for keeping themselves informed of the financial condition of the Credit Parties and any and all guarantors of the Junior Indebtedness and of all other circumstances bearing upon the risk of nonpayment of the Junior Indebtedness that diligent inquiry would reveal and the Junior Creditors hereby agree that the Senior Creditors shall have no duty to advise the Junior Creditors of any information regarding such condition or any such circumstances.
     21. Agent for Perfection. The Senior Agent, for and on behalf of itself and each Senior Lender, agrees to hold all Collateral in its possession, custody or control (or in the possession, custody or control of agents or bailees for Senior Agent) as agent for the Junior Agent solely for the purpose of perfecting the security interest granted to the Junior Agent in such Collateral under the Junior Loan Documents that is not otherwise capable of being perfected by the Junior Agent by virtue of the filing of a UCC financing statement in the applicable jurisdiction, subject to the terms and conditions of this Agreement. The Senior Agent shall not have any obligation whatsoever to the Junior Agent or any Junior Lender to assure that the Collateral is genuine or owned by any Credit Party or any other person or to preserve rights or benefits of any person. The duties or responsibilities of the Senior Agent under this Section 21 are and shall be limited, at all times, solely to holding or maintaining control of the Collateral as agent for the Junior Agent for purposes of perfecting the Junior Liens in such Collateral. The Senior Agent is not and shall not be deemed to be a fiduciary of any kind for the Junior Agent or any other person.
     22. Notices. Any notice, request, demand, consent or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third (3rd) business day after the day on which mailed, if sent by registered or certified mail.
     23. UCC Notices. If the Senior Creditors shall be required by the Uniform Commercial Code of any applicable state or any other applicable law to give notice to the Junior Creditors of any action taken or to be taken by the Senior Creditors against or with respect to any or all of the Collateral, such notice shall be given in accordance with Section 22 above, and ten (10) days’ notice shall be conclusively deemed to be commercially reasonable.
     24. Further Assurances.
          (a) The Junior Creditors hereby covenant and agree to take any and all additional actions and execute, deliver, file and/or record any and all additional agreements, documents and instruments as may be necessary or as the Senior Creditors may from time to time reasonably request to effect the subordination and other provisions of this Agreement.
          (b) In the event that the Junior Creditors shall obtain or negotiate to obtain any additional documents, instruments, writings or agreements guarantying, confirming or perfecting any of the Junior Liens other than the filing of UCC financing statements against the Credit Parties with respect to the Junior Indebtedness, the Junior Creditors shall (i) promptly notify the Senior Creditors that such document, instrument, writing or agreement has been obtained or that it is negotiating to obtain such document, instrument, writing or agreement and (ii) cause each such document, instrument, writing or agreement to reflect the relative priorities of the Junior Creditors and the Senior Creditors with respect to the Collateral affected by such document, instrument, writing or agreement and the relative rights of the Junior Creditors and the Senior Creditors with respect to the taking of any action, granting of any waivers and/or other similar matters affecting any of the Collateral.
     25. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in a writing signed by the Junior Creditors and the Senior Creditors.
     26. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
     27. Successors and Assigns. This Agreement shall be immediately binding upon the Junior Creditors and the Senior Creditors and their respective successors and assigns and shall inure to the benefit of the successors and assigns of the Junior Creditors and the Senior Creditors.
     28. Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL; Attorney’s Fees and Expenses.
          (a) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.
          (b) Each party consents to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by either of them in connection with this Agreement may be venued in either the state or federal courts located in New York County, New York.
          (c) THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.
          (d) In the event of any dispute concerning the meaning or interpretation of this Agreement or the enforcement hereof, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to its other damages, its reasonable attorneys’ fees and expenses and any other actual costs incurred.
     29. Equitable Remedies. Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other party. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

     30. Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered (whether by telecopier or otherwise) shall be an original, but all of which together shall constitute one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought.
     31. Existing Rights. Notwithstanding anything herein to the contrary, this Agreement shall not limit (i) any rights the Junior Agent or any Junior Creditor may have under or with respect to the Securitization Documents or any obligations thereunder or (ii) the ability to take any action, commence any proceeding, exercise any right or make any claim or demand with respect thereto.
     32. Binding Agreement. The parties hereto agree that the Junior Agent, on behalf of the Junior Creditors has negotiated this Agreement with the Senior Agent, on behalf of the Senior Creditors and that both the Junior Agent and Senior Agent represent to each other that they have the power and authority to bind the Junior Creditors and Senior Creditors, respectively, to the terms hereof by virtue of each of the Junior Agent and Senior Agent’s execution and delivery of this Agreement.
[Signature pages follow]

     IN WITNESS WHEREOF, this Agreement has been executed as of the date written above.

JUNIOR AGENT:

By:
Name:
Title:

Address for Notices:

SENIOR AGENT:

By:
Name:
Title:

By:
Name:
Title:

Address for Notices:

AGREED AND ACKNOWLEDGED:
BORROWERS:	ASTA FUNDING ACQUISITION I, LLC
ASTA FUNDING ACQUISITION II, LLC
PALISADES COLLECTION, L.L.C.
CLIFFS PORTFOLIO ACQUISITION I, LLC
PALISADES ACQUISITION I, LLC
PALISADES ACQUISITION II, LLC
PALISADES ACQUISITION IV, LLC
PALISADES ACQUISITION V, LLC
PALISADES ACQUISITION VI, LLC
PALISADES ACQUISITION VII, LLC
PALISADES ACQUISITION VIII, LLC
PALISADES ACQUISITION IX, LLC
PALISADES ACQUISITION X, LLC
SYLVAN ACQUISITION I, LLC
OPTION CARD, LLC

By: /s/ Gary Stern
Name: Gary Stern
Title: Manager

GUARANTORS:	ASTA FUNDING, INC.

By: /s/ Gary Stern
Name: Gary Stern
Title: President and Chief Executive Officer

COMPUTER FINANCE, LLC
ASTAFUNDING.COM, LLC
ASTA COMMERCIAL, LLC
VATIV RECOVERY SOLUTIONS, LLC
ASTA FUNDING ACQUISITION IV, LLC
PALISADES ACQUISITION XI, LLC
PALISADES ACQUISITION XII, LLC
PALISADES ACQUISITION XIII, LLC
PALISADES ACQUISITION XIV, LLC
PALISADES ACQUISITION XV, LLC
PALISADES ACQUISITION XVII, LLC
PALISADES ACQUISITION XVIII, LLC
CITIZENS LENDING GROUP LLC
VENTURA SERVICES, LLC

By: /s/ Gary Stern
Name: Gary Stern
Title: Manager